CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post Effective Amendment No. 25 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 12, 1996, relating to the financial statements and financial highlights appearing in the October 31, 1996 Annual Report to Shareholders of John Hancock Sovereign U.S. Government Income Fund, which appears in such Statement of Additional Information and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Auditors" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.




/s/PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
February  24, 1997

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 25 to the registration statement on Form N-1A (the "Registration Statement") of our report dated July 15, 1996 relating to the financial statements and the financial highlights appearing in the May 31, 1996 Annual Report to Shareholders of John Hancock Strategic Income Fund, which appears in such Statement of Additional Information and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Independent Auditors" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
February 25, 1997